Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion as an exhibit to the registration statement on Form S-1 of Hudson Capital Inc. (formerly known as China Internet Nationwide Financial Services Inc.) of our report dated June 15, 2020 included in Hudson Capital Inc. (“the Company”) Annual Report on Form 20-F (No. 001-38172) dated June 15, 2020 relating to the financial statements and financial statement schedules of the Company as of December 31, 2019, and the related consolidated statements of comprehensive income (loss), changes in equity and cash flows for the year ended December 31, 2019, and the effects of the adjustments to retrospectively apply the change in accounting related to the reverse stock split described in Note 12 and 18 as to which the date is November 12, 2020, which report appears in the Proxy statement/Prospectus, and which is also part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such registration statement.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

February 16, 2021